                               EXHIBIT (8)(h)(2)
                               -----------------

             Form of Amended Schedule A to Participation Agreement

                       Participation Agreement Addendum

                                  SCHEDULE A
                                  ----------
                                   Accounts
                                   --------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and Transamerica Life Insurance Company, formerly PFL Life Insurance Company.

                                                                      Date of Resolutions of
                                                                      Company's Board which
        Name of Contracts                 Name of Accounts           established the Accounts
        -----------------                 ----------------           ------------------------
        Fidelity Income Plus              Fidelity Variable            August 24, 1979 (by an
 Individual Variable Annuity              Annuity Account              affiliate subsequently
        Contracts                                                      acquired by the Company)

    Transamerica Landmark and
    Transamerica Landmark ML           Separate Account VA B              January 19, 1990
  Individual and Group Variable
        Annuity Contracts

        Transamerica Freedom
Individual and Group Variable          Separate Account VA B              January 19, 1990
        Annuity Contracts


    Retirement Income Builder       Retirement Builder Variable
   Individual Variable Annuity            Annuity Account                 March 29, 1996
            Contracts

    Immediate Income Builder        Retirement Builder Variable
   Variable Annuity Contracts             Annuity Account                 March 29, 1996


   Portfolio Select Individual      Retirement Builder Variable
   Variable Annuity Contracts             Annuity Account                 March 29, 1996


  Retirement Income Builder II      Retirement Builder Variable
   Individual Variable Annuity            Annuity Account                 March 29, 1996
            Contracts


       Transamerica Extra              Separate Account VA C            February 20, 1997
      Individual and Group
   Variable Annuity Contracts

     Transamerica Access
     Individual and Group              Separate Account VA D            February 20, 1997
   Variable Annuity Contracts


   Privilege Select Individual         Separate Account VA E            February 20, 1997
   Variable Annuity Contracts

          Advantage V               PFL Corporate Account One           August 10, 1998


          PFL Variable              PFL Variable Life Account A            July 1, 1999
      Universal Life Policy

  Legacy Builder Plus Variable         Legacy Builder Separate             July 1, 1999
      Universal Life Policy                   Account


In witness whereof, we have hereunto set our hand as of the dates indicated:

Transamerica Life Insurance Company         Variable Insurance Products Fund
(formerly PFL Life Insurance Company)
By:     _____________________________       By:    _____________________________

Name:   _____________________________       Name:  _____________________________

Title:  _____________________________       Title: _____________________________

Date:   _____________________________       Date:  _____________________________


Fidelity Distributors Corporation           Variable Insurance Products Fund II

By:     _____________________________       By:    _____________________________

Name:   _____________________________       Name:  _____________________________

Title:  _____________________________       Title: _____________________________

Date:   _____________________________       Date:  _____________________________